As filed with the Securities and Exchange Commission on April 18, 1997

                           Registration No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            ILLINOIS TOOL WORKS INC.
             (Exact name of registrant as specified in its charter)

                                  ------------

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                      3548
            (Primary Standard Industrial Classification Code Number)

                                   36-1258310
                      (I.R.S. Employer Identification No.)


                              3600 West Lake Avenue
                            Glenview, Illinois 60025
                                 (847) 724-7500
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  ------------

                                Stewart S. Hudnut
              Senior Vice President, General Counsel and Secretary
                            Illinois Tool Works Inc.
                              3600 West Lake Avenue
                            Glenview, Illinois 60025
                                 (847) 724-7500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ------------

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration
                                   Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
                General Instruction G, check the following box.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
 Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

                                  ------------

                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------

Title
each
class                      Proposed    Proposed
of                         maximum     maximum
securities    Amount       offering    aggregate     Amount of
to be         to be        price       offering      registration
registered    registered   per share   price         fee
              (1)          (2)         (2)           (3)

------------------------------------------------------------------------
Common Stock,
without       5,000,000
par value     shares       $81.50      $407,500,000  $123,485
------------------------------------------------------------------------
(1) Together with an indeterminable number of additional securities in order to adjust the number of securities available for issuance pursuant to this Registration Statement as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. ss. 230.416.

(2) The amounts are estimates made solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and are based on the average of the high and low prices of common stock of Illinois Tool Works Inc. as reported by The Wall Street Journal as New York Stock Exchange - Composite Transaction for April 14, 1997.

(3) In addition, pursuant to Rule 429 under the Securities Act of 1933, as amended, 4,915,595 shares covered by Form S-4 Registration Statement No. 33-60013 are being carried forward. A registration fee of $170,905 was paid with such Registration Statement.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
===============================================================================
Pursuant to Rule 429, the Prospectus included in this Registration Statement also relates to shares registered on Form S-4
                      Registration Statement No. 33-60013.

                   Subject to Completion Dated April 18, 1997

                                   PROSPECTUS

                                9,915,595 Shares

                            ILLINOIS TOOL WORKS INC.

                                  COMMON STOCK
                                  No Par Value
                           ---------------------------


         This Prospectus relates to the offer and sale from time to time by Illinois Tool Works Inc., a Delaware corporation ("ITW" or the "Company"), of 9,915,595 shares of its Common Stock, no par value (the "Common Stock"), in exchange for shares of capital stock of other companies, or in exchange for assets used in or related to the business of such companies. See "Securities Covered by This Prospectus."

         This Prospectus also has been prepared for use, with ITW's prior written consent, by persons who have received or will receive shares of Common Stock in connection with acquisitions and who wish to offer and sell such shares under circumstances requiring or making desirable its use. See "Securities Covered by This Prospectus."

         The Common Stock is listed and traded on the New York and Chicago Stock Exchanges under the symbol "ITW." On April 14, 1997, the closing sale price for ITW Common Stock on the New York Stock Exchange was $82 3/8 per share.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                  SECURITIES COMMISSION NOR HAS THE SECURITIES
                      AND EXCHANGE COMMISSION OR ANY STATE
                        SECURITIES COMMISSION PASSED UPON
                        THE ACCURACY OR ADEQUACY OF THIS
                         PROSPECTUS. ANY REPRESENTATION
                              TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                          ----------------------------
                      The date of this Prospectus is April
                                   __, 1997.

SIDE: [Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.]

         No individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If given or made, such information or representations must not be relied upon as having been authorized by ITW. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy, the shares of Common Stock offered hereby, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth or incorporated by reference in this Prospectus or any Prospectus Supplement or in the affairs of ITW since such date.

                              AVAILABLE INFORMATION

         ITW is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by ITW can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Suite 1400, Citicorp Center, 500 West
Madison Street, Chicago, Illinois 60661; and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and such material may be accessed electronically by means of the Commission s home page on the Internet at http://www.sec.gov. Such reports, proxy statements and other information also can be inspected at the offices of the exchanges on which ITW's Common Stock is listed, The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

         ITW has filed with the Commission a registration statement on Form S-4 (together with all amendments, exhibits and schedules, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit or schedule to the Registration Statement or an incorporated document, reference is made to the exhibit or schedule, as applicable, for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information pertaining to ITW and the shares of Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto, which may be examined or copied at the locations described above.

                      SECURITIES COVERED BY THIS PROSPECTUS

         The shares of Common Stock covered by this Prospectus are available for use in future acquisitions of other businesses or properties, which may be similar or dissimilar to ITW's present activities. The consideration offered by ITW in such acquisitions, in addition to the shares of Common Stock offered hereby, may include cash, debt or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or assumption by ITW of liabilities of the business being acquired, or a combination thereof. It is contemplated that the terms of acquisitions will be determined by negotiations between ITW and the owners of the business or properties to be acquired, with ITW taking into account the quality of management, the past and potential earning power and growth of the business or properties to be acquired, and other relevant factors, and it is anticipated that shares of Common Stock issued in acquisitions will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

         With the consent of ITW, this Prospectus may also be used by persons who have received or will receive from ITW shares of Common Stock covered by this Prospectus or by prospectuses under other registration statements in connection with acquisitions and who may wish to sell such stock under circumstances requiring or making desirable its use. ITW's consent to such use may be conditioned upon such persons' agreeing not to offer more than a specified number of shares following amendments to this Prospectus, which ITW may agree to use its best efforts to prepare and file at certain intervals. ITW may require that any such offering be effected in an organized manner through securities dealers. Sales by means of this Prospectus may be made privately from time to time at prices to be individually negotiated with the purchasers or publicly through transactions on the New York or Chicago Stock Exchanges (which may involve crosses and block transactions) or in the over-the-counter market, at prices reasonably related to market prices at the time of sale or at negotiated prices. Broker-dealers participating in such transactions may act as agent or as principal and, when acting as agent, may receive commissions from the purchasers as well as from the sellers (if also acting as agent for the purchasers). ITW may indemnify any broker-dealer participating in transactions against certain liabilities, including liabilities under the Securities Act. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under that Act.

         Stockholders may also offer shares of stock issued in past and future acquisitions by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 145(d) under the Securities Act, and stockholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

                           INFORMATION CONCERNING ITW

                                 Business of ITW

         ITW, a Delaware corporation, manufactures and markets a variety of products and systems that provide specific, problem-solving solutions for a diverse customer base worldwide. ITW has more than 365 operations in 34 countries. ITW's business units are divided into three segments: Engineered Components, Industrial Systems and Consumables, and Leasing and Investments. Products in ITW's Engineered Components segment include short lead-time plastic and metal components, fasteners and assemblies; industrial fluids and adhesives; fastening tools; and welding products. Industrial Systems and Consumables' products include longer lead-time systems and related consumables for consumer and industrial packaging; marking, labeling and identification systems; industrial spray coating equipment and systems; and quality assurance equipment and systems. Leasing and Investments' activities consist of making opportunistic investments that optimally utilize ITW's cash flow and provide high returns with minimal risk.

The principal executive offices of ITW are located at 3600 West Lake Avenue, Glenview, Illinois 60025, (847)724-7500.

                      Information Incorporated by Reference

         The following documents previously filed by ITW with the Commission (File No. 1-4797) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

         1. ITW's Annual Report on Form 10-K for the year ended
            December 31, 1996.

         2. Current Report on Form 8-K dated April 18, 1997, which includes the description of ITW's capital stock.

         All documents filed by ITW pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents are available upon request from Stewart S. Hudnut, Senior Vice President, General Counsel and Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, Illinois 60025, (847) 724-7500.

                                     EXPERTS

         The audited financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and have been so incorporated in reliance upon the authority of said firm as experts in giving said reports.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered pursuant to this Prospectus will be passed upon for ITW by Stewart S. Hudnut, Senior Vice President, General Counsel and Secretary of ITW. Mr. Hudnut owns 1,500 shares of ITW Common Stock and holds options to acquire an additional 35,000 shares of Common Stock.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law provides that the Company may, and in some circumstances must, indemnify the directors and officers of the Company against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions therein set forth. Substantially similar provisions that require such indemnification are contained in Article V of the Company's By-Laws. Article Thirteenth of the Company's Restated Certificate of Incorporation, as amended, also contains provisions limiting the liability of the Company's directors in certain instances. In addition, the Company has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act of 1933, as amended (the "Securities Act").

Item 21. Exhibits and Financial Statement Schedules

         The  following   exhibits  are  filed  as  part  of  this  Registration
         Statement:

         Exhibit
         Number            Description of Exhibit
         3(i)              Restated   Certificate   of   Incorporation,   of
                           Illinois  Tool Works Inc.,  as amended,  filed as
                           Exhibit  4(a)  to  the   Company's   Registration
                           Statement on Form S-8 (Registration No. 33-53517)
                           filed with the Securities and Exchange Commission
                           on  May  6,  1994  and  incorporated   herein  by
                           reference.

         3(ii) By-Laws, of Illinois Tool Works Inc., as amended, filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration Statement No. 333-17473) filed with the Securities and Exchange Commission on December 9, 1996, and incorporated herein by reference.

         5 Opinion of Stewart S. Hudnut, Senior Vice President, General Counsel and Secretary regarding the validity of the shares of Common Stock being registered.

         10 Illinois Tool Works Inc. 1996 Stock Incentive Plan, as amended.

         23.1              Consent of Arthur Andersen LLP.

         23.2              Consent of Stewart S. Hudnut (included in Exhibit 5).

         24                Powers of Attorney of directors of the Company.

Item 22.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii)To reflect in the  prospectus  any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the effective Registration Statement; and

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (f) Every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on April 18, 1997.


ILLINOIS TOOL WORKS INC.


By: /s/ W. James Farrell

-----------------------------------------------
Director, Chairman and Chief Executive
Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 18, 1997.

     Signature                                       Title


     /s/ Michael W. Gregg
     ---------------------------------------------   Senior Vice President and
     Michael W. Gregg                                Controller, Accounting
                                                     Principal Accounting and
                                                     Financial Officer)

                                     *
     ---------------------------------------------   Director
     Julius W. Becton, Jr.

                                     *
     ---------------------------------------------   Director
     Michael J. Birck

                                     *
     ---------------------------------------------   Director
     Marvin D. Brailsford

                                     *
     ---------------------------------------------   Director
     Susan Crown

                                     *
     ---------------------------------------------   Director
     H. Richard Crowther

                                     *
     ---------------------------------------------   Chairman and Chief
     W. James Farrell                                Executive Officer;
                                                     Director

                                     *
     ---------------------------------------------   Director
     L. Richard Flury

                                     *
     ---------------------------------------------   Director
     Richard M. Jones

                                     *
     ---------------------------------------------   Director
     George D. Kennedy

                                     *
     ---------------------------------------------   Director
     Richard H. Leet

                                     *
     ---------------------------------------------   Director
     Robert C. McCormack

                                     *
     ---------------------------------------------   Director
     Phillip B. Rooney

                                     *
     ---------------------------------------------   Director
     Harold B. Smith

                                     *
     ---------------------------------------------   Director
     Ormand J. Wade


*By:    /s/ W. James Farrrell
     --------------------------------------------
         (W. James Farrell as Attorney-in-Fact)

         Exhibit
         Number       Description of Exhibits
         3(i)         Restated  Certificate of  Incorporation,  of Illinois Tool
                      Works Inc., as amended, filed as Exhibit 4(a) to the Company's Registration Statement on Form S-8 (Registration
                      No.  33-53517)  filed  with the  Securities  and  Exchange
                      Commission on May 6, 1994 and incorporated herein by reference.

         3(ii)        By-Laws, of Illinois Tool Works Inc., as amended, filed as
                      Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration Statement No. 333-17473) filed with the Securities and Exchange Commission on December 9, 1996, and incorporated herein by reference.

         5 Opinion of Stewart S. Hudnut, Senior Vice President, General Counsel and Secretary regarding the validity of the shares of Common Stock being registered.

         10 Illinois Tool Works Inc. 1996 Stock Incentive Plan, as amended.

         23.1         Consent of Arthur Andersen LLP.

         23.2         Consent of Stewart S. Hudnut (included in Exhibit 5).

         24           Powers of Attorney of directors of the Company.